EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS SECOND QUARTER 2015 RESULTS

Second quarter revenue increased 19.4% year-over-year to $41.5 million or 25.5% constant currency

AUSTIN, Texas, August 5, 2015 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the second quarter ended June 30, 2015.
Second Quarter 2015 Revenue Highlights

•	Total revenue in the second quarter of 2015 increased 19.4% to $41.5 million, compared to $34.8 million in the second quarter of 2014. On a constant currency basis, total revenue grew 25.5%.

•
Revenue from exclusive technology products in the second quarter of 2015 grew 25.8% to $38.2 million, compared to $30.4 million in the second quarter of 2014. On a constant currency basis, exclusive technology products revenue grew 30.1%.

•	Revenue in the United States increased 26.4% to $33.3 million in the second quarter of 2015, compared to $26.3 million in the second quarter of 2014, and represented 80.2% of total revenue.

•
International revenue decreased 2.3% during the second quarter of 2015 to $8.2 million compared to $8.4 million in the second quarter of 2014. On a constant currency basis, international revenue increased 22.6%.

Revenue from sales of the Company’s exclusive cervical products grew 36.5%, or 41.5% on a constant currency basis, in the second quarter of 2015 to $28.6 million, compared with $21.0 million in the second quarter of 2014, due principally to the growth from sales of the Mobi-C® cervical disc. Additionally, revenue from LDR's exclusive lumbar products in the second quarter increased 2.0%, or 4.8% on a constant currency basis, to $9.6 million, compared with $9.4 million in the second quarter of 2014. Along with growth in the Company’s non-fusion products, led by Mobi-C, sales of LDR’s VerteBRIDGE® fusion products for both the cervical and lumbar spine continued to grow, in part, because surgeons who were trained on the use of Mobi-C were introduced to the VerteBRIDGE exclusive technology product lines for use in surgical cases where fusion is appropriate.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “I am pleased to announce that in June 2015, we received 510(k) clearance from the FDA for our Avenue® T posterior transforaminal interbody fusion cage. Avenue T is our first posterior interbody solution for the lumbar spine incorporating VerteBRIDGE Plating Technology.” He added, “We believe that Avenue T, along with our other current and planned exclusive lumbar technologies, enables a new vision for the instrumented surgical treatment of the degenerative lumbar spine. The Minimal Implant Volume concept, or MIVo, is a new surgical philosophy which, in the lumbar spine, extends the benefits of VerteBRIDGE to new applications. We believe this approach may allow surgeons to reduce the volume of spinal implant hardware by 45% to 60% as compared to traditional pedicle screw constructs, reduce the trauma and soft tissue disruption through a minimally invasive surgical approach and preserve surgical revision options if necessary in the future. The MIVo approach avoids the use of pedicle screws through the combination of the benefits of the primary stability provided by VerteBRIDGE Plating Technology with less invasive additional posterior stabilization such as our InterBRIDGE® interspinous fusion device.”
Gross profit for the second quarter of 2015 was $34.7 million and gross margin was 83.6%, compared to gross profit of $28.9 million and gross margin of 83.1% for the second quarter of 2014. The improvement in gross margin is due to geographic mix and better freight rate management, partially offset by royalties due to product mix.
Net loss for the second quarter of 2015 was $5.8 million, or $0.22 per share, compared to a net loss of $2.3 million, or $0.09 per share, for the same quarter a year ago.
Adjusted EBITDA for the second quarter of 2015 was $(0.7) million compared to adjusted EBITDA of $0.7 million for the second quarter of 2014.
Mr. Lavigne added, “During the second quarter, two papers related to our unique technologies were published, one in the Journal of Spinal Disorders and Techniques and another in Spine, including the four-year data from the PMA trial on Mobi-C versus fusion for one-level, and one and two-level cervical disc disease, respectively, adding to the clinical publications supporting our technologies. Moreover, we are excited to announce that there will be three podium presentations on the long-term, five-year evidence on Mobi-C versus fusion for one and two-level disc disease at the North American Spine Society (NASS) annual meeting October 14-17, 2015 in Chicago, IL. We believe that these podium presentations, complementing five podium presentations at NASS 2014 last November, and presentations made at other international spine societies during 2015, are important in establishing Mobi-C as the leading cervical non-fusion option for surgeons and their patients.”
He continued, “We continued to execute on our Horizon 2016 plan in the second quarter, making investments in sales, marketing, physician education and reimbursement to develop and adapt our organization to take advantage of our ‘first mover’ position with Mobi-C being the only FDA-approved two-level cervical disc replacement solution.”
Balance Sheet and Liquidity
As of June 30, 2015, LDR had $62.6 million in cash and cash equivalents, $74.4 million in working capital (including cash and cash equivalents) and $24.2 million in debt.
2015 Guidance
Based on LDR’s results for the quarter ended June 30, 2015, the Company is raising its expected revenue growth for the full year 2015 to be in the range of 19.0% to 20.0%, before any foreign exchange impact. This implies revenues, before any foreign exchange impact, in the range of approximately $168.1 million to $169.5 million for the full year 2015. Based on current foreign exchange rates, changes in foreign exchange rates are expected to negatively impact 2015 revenue by 4.0% to 5.0%.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its second quarter and fiscal year 2015 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR’s website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 85610347. For those who are not available to listen to the live webcast, the call will be archived for 90 days on LDR’s website.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR’s market opportunities, growth, future revenues, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR’s Risk Factors disclosure in its Annual Report on Form 10-K, filed on February 20, 2015, and in LDR’s other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures, such as Adjusted EBITDA and revenue on a constant currency basis, in this press release and accompanying tables.
Management defines EBITDA as net income (loss) plus interest (income) expense, net, income tax expense and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus stock-based compensation expense and other interest (expense), net. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR’s management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company’s liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA has limitations that should be considered before using this measure to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR’s operating results and liquidity requirements. Management’s definition and calculation of Adjusted EBITDA may differ from that of other companies.
Management calculates revenue on a constant currency basis by using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant currency basis to improve comparability between periods as though fluctuations from changes in foreign currency did not exist.
Revenue on a constant currency basis should not be considered in isolation or as a substitute for revenue prepared in accordance with GAAP as it is not indicative of revenue as determined under GAAP. Management’s calculation of revenue on a constant currency basis may differ from that of other companies.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows.

Contacts
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Matthew Norman
Director, Investor Relations
LDR Holding Corporation
(512) 344-3408

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	December 31, 2014
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$62,610	$73,883
Accounts receivable, net	26,842	26,484
Inventory, net	28,260	24,996
Other current assets	5,106	4,864
Prepaid expenses	1,351	1,419
Deferred tax asset, current	270	296
Total current assets	124,439	131,942
Property and equipment, net	20,201	19,025
Goodwill	6,621	6,621
Intangible assets, net	3,633	3,858
Deferred tax assets	730	192
Other assets	543	171
Total assets	$156,167	$161,809
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,569	$8,302
Accrued expenses	17,259	19,366
Line of credit, net of discount	18,166	—
Short-term financing	4,285	4,343
Current portion of long-term debt	810	1,009
Total current liabilities	50,089	33,020
Line of credit, net of discount	—	18,166
Long-term debt, net of discount and current portion	981	1,422
Deferred tax liabilities	676	740
Other long-term liabilities	840	760
Total liabilities	52,586	54,108
Commitments and contingencies
Stockholders' equity:
Common stock	27	27
Treasury stock at cost	(8)	(8)
Additional paid-in capital	213,768	205,920
Accumulated other comprehensive loss	(6,459)	(3,500)
Accumulated deficit	(103,747)	(94,738)
Total stockholders' equity	103,581	107,701
Total liabilities and stockholders' equity	$156,167	$161,809

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue	$41,509	$34,752	$80,624	$65,820
Cost of goods sold	6,825	5,857	13,268	11,113
Gross profit	34,684	28,895	67,356	54,707
Operating expenses:
Research and development	2,806	3,084	5,819	6,478
Sales and marketing	27,412	20,713	53,796	39,628
General and administrative	9,544	6,893	18,080	13,415
Total operating expenses	39,762	30,690	77,695	59,521
Operating loss	(5,078)	(1,795)	(10,339)	(4,814)
Other operating income (expense):
Other income (expense)	(889)	78	1,955	37
Interest income	2	19	3	19
Interest expense	(184)	(226)	(369)	(508)
Total other income (expense), net	(1,071)	(129)	1,589	(452)
Loss before income taxes	(6,149)	(1,924)	(8,750)	(5,266)
Income tax expense	324	(404)	(259)	(561)
Net loss	(5,825)	(2,328)	(9,009)	(5,827)
Other comprehensive loss:
Foreign currency translation	800	(196)	(2,960)	(244)
Comprehensive loss	$(5,025)	$(2,524)	$(11,969)	$(6,071)
Net loss per common share:
Basic and diluted	$(0.22)	$(0.09)	$(0.34)	$(0.24)
Weighted average number of shares outstanding:
Basic and diluted	26,889,622	24,899,929	26,827,521	24,494,117

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating activities:
Net loss	$(5,825)	$(2,328)	$(9,009)	$(5,827)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	261	148	471	350
Provision for excess and obsolete inventories	660	(28)	744	396
Depreciation and amortization	1,565	1,164	3,007	2,123
Stock-based compensation	2,807	1,343	5,198	2,383
Amortization of debt issuance costs	4	4	8	10
Deferred income tax expense	(537)	73	(537)	165
Loss on disposal of assets	39	46	47	151
Unrealized foreign currency gains	1,126	304	(1,388)	251
Changes in operating assets and liabilities:
Cash restricted for line of credit agreement	—	2,000	—	2,000
Accounts receivable	179	(956)	(1,313)	(1,272)
Prepaid expenses and other current assets	4,536	187	(384)	(951)
Inventory	(2,707)	(2,731)	(5,100)	(6,254)
Other assets	(370)	(31)	(370)	(28)
Accounts payable	716	782	1,137	1,809
Accrued expenses	(4,625)	1,385	(2,195)	706
Other long-term liabilities	—	—	200	—
Net cash used in (provided by) operating activities	(2,171)	1,362	(9,484)	(3,988)
Investing activities:
Proceeds from sale of property and equipment	18	12	48	12
Purchase of intangible assets	(214)	(232)	(425)	(411)
Purchase of property and equipment	(2,323)	(2,138)	(3,775)	(2,833)
Net cash used in investing activities	(2,519)	(2,358)	(4,152)	(3,232)

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued) (in thousands) (Unaudited)

Financing activities:
Proceeds from issuance of common stock in public offering	—	36,628	—	36,628
Stock issuance costs	—	(2,632)	—	(2,632)
Exercise of stock options	1,426	312	2,114	523
Proceeds from issuance of stock under Employee Stock Purchase Plan	258	407	775	1,761
Proceeds from Employee Stock Purchase Plan	175	72	175	72
Purchase of treasury stock	—	(8)	—	(8)
Net proceeds (payments) on short-term financings	230	1,141	99	(511)
Payments on capital leases	(4)	(11)	(8)	(24)
Proceeds from long-term debt	96	—	96	—
Payments on long-term debt	(260)	(474)	(528)	(944)
Net cash provided by financing activities	1,921	35,435	2,723	34,865
Effect of exchange rate on cash	(31)	4	(360)	(40)
Net change in cash and cash equivalents	(2,800)	34,443	(11,273)	27,605
Cash and cash equivalents, beginning of period	65,410	49,840	73,883	56,678
Cash and cash equivalents, end of period	$62,610	$84,283	$62,610	$84,283

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except margin percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(5,825)	$(2,328)	$(9,009)	$(5,827)
Interest (income) expense, net	182	207	366	489
Income tax (benefit) expense	(324)	404	259	561
Depreciation and amortization	$1,565	$1,164	$3,007	$2,123
EBITDA	$(4,402)	$(553)	$(5,377)	$(2,654)
Stock-based compensation	$2,807	$1,343	$5,198	$2,383
Other (income) expense, net	$889	$(78)	$(1,955)	$(37)
Non-GAAP adjusted EBITDA	$(706)	$712	$(2,134)	$(308)
Non-GAAP adjusted EBITDA margin	(1.7)%	2.0%	(2.6)%	(0.5)%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE ON A CONSTANT CURRENCY BASIS
(in thousands)
(Unaudited)

	Three Months Ended June 30,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$33,293	$—	$33,293	$26,341	$6,952	26.4%
International revenue	8,216	2,100	10,316	8,411	1,905	22.6
Total revenue	$41,509	$2,100	$43,609	$34,752	$8,857	25.5

Exclusive cervical products	$28,630	$1,053	$29,683	$20,980	$8,703	41.5%
Exclusive lumbar products	9,603	262	9,865	9,415	450	4.8
Exclusive technology products	38,233	1,315	39,548	30,395	9,153	30.1
Traditional fusion products	3,276	785	4,061	4,357	(296)	(6.8)
Total revenue	$41,509	$2,100	$43,609	$34,752	$8,857	25.5

	Six Months Ended June 30,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$64,613	$—	$64,613	$49,503	$15,110	30.5%
International revenue	16,011	3,806	19,817	16,317	3,500	21.5
Total revenue	$80,624	$3,806	$84,430	$65,820	$18,610	28.3

Exclusive cervical products	$55,116	$1,845	$56,961	$38,770	$18,191	46.9%
Exclusive lumbar products	19,017	535	19,552	18,297	1,255	6.9
Exclusive technology products	74,133	2,380	76,513	57,067	19,446	34.1
Traditional fusion products	6,491	1,426	7,917	8,753	(836)	(9.6)
Total revenue	$80,624	$3,806	$84,430	$65,820	$18,610	28.3

__________

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table above.